UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2006

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On Wednesday, February 22, 2006, Sirna Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with Are-San Francisco No. 26, LLC (the “Landlord”) for the entire fourth floor (approximately 33,042 rentable square feet) and a portion of the fifth floor (approximately 3,714 rentable square feet) of a to-be-constructed building to be known as 1700 Owens Street, San Francisco, California. The target commencement date of the Lease Agreement is November 15, 2006, with an initial term of 84 months. The leased space will serve as the Company’s corporate headquarters as well as its research and development laboratory. The Company expects to substantially reduce lease expenses related to its Boulder, Colorado facilities as it transitions its headquarters and research and development operations to San Francisco.

The aggregate base rent under the Lease Agreement is as follows: Year 1 - $1,300,932; Year 2 - $1,502,749.44; Year 3 - $1,605,886.56; Years 4-7 - the base rent will be adjusted pursuant to an annual consumer price index specified in the Lease Agreement. In addition to the base rent, the Company will make lump sum payments to the Landlord of $222,500 on each of January 1, 2008 and January 1, 2009. The Company will also be responsible for certain operating expenses, including taxes, capital repairs and improvements, property management and insurance. Pursuant to the terms of the Lease Agreement, the Company is required to deliver to the Landlord a security deposit in the amount of $889,029.

The foregoing summary of the material terms of the Lease Agreement is qualified in its entirety by reference to the full text of the Lease Agreement, to be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 and is incorporated herein by reference.

Statements in the foregoing summary and in this Form 8-K generally that are not strictly historical are "forward-looking" statements, which should be considered as subject to many risks and uncertainties. For example, any anticipated reductions in expenses related to the Company's Boulder facilities arising as a result of the transition of the Company's headquarters and research and development operations to San Francisco are highly uncertain and subject to a number of significant variables and risks, including the potential adverse effect of the transition on employee retention and focus and the ability to manage operations during the overlapping period when facilities in both locations are open. Other risks and uncertainties include the Company's early stage of development and short operating history, whether the Company can achieve and maintain profitability, whether the Company can obtain and protect patents, the risk of third-party patent infringement claims, whether the Company can engage collaborators and obtain regulatory approval for products, the Company's concentration of stock ownership, and availability of materials for product manufacturing. These and additional risk factors are identified in the Company's Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Form 8-K.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 22, 2006, the Company amended its Amended and Restated Bylaws by a resolution of the Board to increase the size of the Board to eight (8) and is incorporated herein by reference. The Amendment to the Company’s Bylaws is filed herewith as Exhibit 3.1. The Company’s Bylaws, as amended to date, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Amendment to the Amended and Restated Bylaws of Sirna Therapeutics, Inc., effective as of February 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Gregory L. Weaver
Name:	Gregory L. Weaver
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)